UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026 ( August 11, 2026 )

LEATT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54693	20-2819367
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Kiepersol Drive, Atlas Gardens, Contermanskloof Road
 Durbanville, Western Cape, South Africa 7441
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: +27-21-557-7257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the amendments to the Articles of Incorporation and the Company's Certificate of Designation of Series A Voting Convertible Preferred Stock (the Certificate of Designation") as contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Leatt Corporation (the "Company") on October 29, 2008, filed with the Secretary of State of the State of Nevada the Certificate of Designation designating a series of its preferred stock, $0.001 per share (the "Preferred Stock"), as Series A Voting Convertible Preferred Stock (the "Series A Preferred Stock"), with the voting powers, designations, preferences, limitations, restrictions and relative rights set forth therein.

On September 26, 2012, the Company filed with the Secretary of State of the State of Nevada an Amendment to its Certificate of Incorporation (the "Certificate of Amendment") to effect a reverse stock split of its shares of common stock, par value $0.001 per share (the "Common Stock") with a ratio of one post-split share for every 25 shares issued and outstanding on that date (the "Common Reverse Split") and a reduction of the Company's authorized shares of  Common Stock and Preferred Stock (the “Authorized Share Reduction”). The stockholders of the Company approved the authority of the Company's Board of Directors to effect the Common Reverse Split and Authorized Share Reduction at the Annual Meeting of Stockholders held on December 22, 2011.

Among other rights, the holders of Series A Preferred Stock had the rights (i) to vote their shares of Series Preferred Stock together with the holders of the Company's shares of Common Stock on all matters presented to the holders of Common Stock for their approval, having a voting right of 100 votes for each share of Series A Preferred Stock, and (ii) the right to initially convert their shares of Series A Preferred Stock into shares of Common Stock at a ratio of one share of Common Stock for each share of Series A Preferred Stock converted. Additionally, the Certificate of Designation also provided for an adjustment in the initial conversion rate based on among other actions, reverse stock splits of the Company's Common Stock, including the Common Reverse Split.

Notwithstanding that the Certificate of Amendment provided only for the Common Reverse Split, the Company inadvertently omitted a reverse stock split of the shares of Series A Preferred Stock (the "Series A Reverse Split") in the Certificate of Amendment at the same ratio of 1-for-25 (i.e. the issuance of one post-split share of Series A Preferred Stock for each 25 shares of Series A Preferred Stock then issued and outstanding). This would have resulted in a reduction in the number of issued an outstanding shares from 3,000,000 shares to 120,000 shares. The Company filed a Certificate of Correction with the Secretary of State of the State of Nevada on August 11, 2026 (the "Certificate of Correction"), which corrects the Certificate of Amendment by adding the Series A Reverse Split in a ratio of 1-for-25 so that there were 120,000 shares of Series A Preferred Stock issued and outstanding after the Series A Reverse Split. The Certificate of Correction was authorized and approved by the Board of Directors, submitted to the holders of the Series A Preferred Stock, and approved by written consent of the principal holder of the Series A Preferred Stock.

Additionally, since the Certificate of Correction includes the corresponding reverse split of the Series A Preferred Stock, the adjustment in the conversion rate in the Certificate of Designation, as the result of the Common Reverse Split, had to be removed since the adjustment in the conversion rate would cause a further reduction, which was not intended. As a result, the Company filed an Amendment to the Certificate of Designation (the "Amendment to Designation") removing Section 6 of the Certificate of Designation so that there are no adjustments in the conversion rate. The Company added a new Section 6, which provides that if the Company consummates a forward split or reverse split of its shares of Common Stock or pays a dividend in Common Stock to the holders of shares of Common Stock, a corresponding action will be consummated, with respect to the Series A Preferred Stock to maintain the parity between them. The shares of Series A Preferred Stock continue to have 100 votes for each share of Series A Preferred Stock and are voted together with the Common Stock on all matters presented to the holders of shares of Common Stock for their approval. The Amendment to Designation was authorized and approved by the Board of Directors, submitted to the holders of the Series A Preferred Stock, and approved by written consent of the principal holder of the Series A Preferred Stock.

The foregoing descriptions of the Certificate of Correction and Amendment to Designation are each qualified in its entirety by reference to the complete terms and conditions of each such document, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 11, 2026, the holder of 96,000 shares of Series A Preferred Stock, representing 80% of the voting power of the holders of Series A Preferred Stock, acting by written consent, approved the Certificate of Correction and the Amendment to Designation for filing with the Secretary of State of the State of Nevada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Correction filed with the Nevada Secretary of State on August 11, 2026.
3.2	Amendment to Certificate of Designation filed with the Nevada Secretary of State on August 11, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026	LEATT CORPORATION

By: /s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer